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                                                                    EXHIBIT 10.4


                             SHAREHOLDERS' AGREEMENT
                                       OF
                    NEWCOURT HOLDINGS, INC. AND SUBSIDIARIES


THIS SHAREHOLDER'S AGREEMENT (this "Agreement"), is made and entered into as of this 2nd day of May 2003 by and among Newcourt Holdings, Inc. (the "Company"), a Florida corporation, and McIvan A. Jarrett, an individual, and Ronald LaPrade, an individual, ("Shareholders").

WHEREAS, the parties have entered into of that certain Agreement for the Exchange of Securities ("Exchange Agreement") executed in conjunction with this Agreement, in which the Company will exchange shares of a new series of its preferred stock, par value $.01 per share, to be designated Series A Preferred Stock ("Series A Preferred Stock") with the Shareholders for all the issued and outstanding shares of common stock of Engineered Plastics, Inc. ("EPI") and Quantum Pharmaceuticals, Inc. ("QPI"), each a wholly-owned subsidiary of the Company, and

WHEREAS, the parties hereto deem it in their best interest to provide for ultimate ownership of the Preferred shares of the Company and stock of EPI ("EPI Stock") and QPI ("QPI Stock"), the Company's subsidiaries, or rights thereto, including the right to transfer such stock and the right to purchase such stock upon the occurrence of certain events;

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meaning set forth below:

         (a) "Disposition" shall mean any sale, transfer, conveyance, hypothecation, pledge or encumbrance, whether outright or as security, by operation of law, with or without consideration, voluntary or involuntary, direct or indirect of all or any part of any right, title or interest (including but not limited to voting rights) in or to any Stock. In the case of Shareholder, which is itself also a corporation, a Disposition of stock shall also include a change in control of the stock of such Shareholder corporation.

         (b) "Right of First Refusal Period" shall mean the thirty-six (36) month period ("RFR Period") following the closing of the Exchange Agreement.

         (c) "Stock" shall mean all shares of the Series A Preferred Stock of the Corporation now and hereafter owned by the Shareholders.


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                                    SECTION 2

     RFR PERIOD RESTRICTIONS ON DISPOSITION OF EPI AND QPI STOCK AND ASSETS

         (a) Disposition of EPI and QPI Stock or Assets. During the RFR Period, and as long as a Shareholder shall own at least ten percent (10%) of the Series A Preferred Stock, the Company shall not dispose of any of its EPI Stock or Assets and/or QPI Stock or Assets except as permitted in paragraph (b) below, and any such attempted disposition shall be void and shall not be recognized or registered upon the books of the Company.

         (b) Right of First Refusal, EPI and/or QPI Stock or Assets. If during the RFR Period, the Company desires to sell, assign, transfer, convey or otherwise dispose of the shares or assets of either QPI or EPI, or both, pursuant to a bona fide written offer ("Offer") to purchase by a third party, the Company shall, as long as a Shareholder owns at least ten percent (10%) of the Series A Preferred Stock, first give such Shareholder or Shareholders, as the case may be, sixty (60) days' advance written notice (the "RFR Notice of Sale") of the proposed sale (which RFR Notice of Sale shall include the name of the party to whom the Company proposes to sell the Shares or Assets which are the subject of the Notice of Sale (the "RFR Shares" or the "RFR Assets" ) and the purchase price proposed to be paid by such party for each of the RFR Shares or the RFR Assets, or both), within which sixty (60) day period (the "Election Period") such Shareholder or Shareholders, as the case may be, shall have the right to elect to purchase all and not less than all of the RFR Shares or the RFR Assets, or both by delivering to the Company a written notice (the "Notice of RFR Election") of their election to purchase all of the RFR Shares or the RFR Assets or both on the same terms and conditions set forth in the Offer.

         (c) Closing. The closing of the Shareholder's purchase of the RFR Shares or RFR Assets which a Shareholder elects to purchase shall take place at the offices of the Company on a date (the "RFR Sale Date") set forth in the Notice of RFR Election which is not less than thirty (30) nor more than forty-five (45) days following the date on which the Notice of RFR Election is delivered to the Company. On the RFR Sale Date, such Shareholder or Shareholders, as the case may be, shall pay the Company for the RFR Shares or RFR Assets in accordance with the terms and conditions set forth in the Offer, subject to the Company's discretion to accept a down payment and note with interest in lieu of matching an all cash offer if the note interest rate adequately compensates the Company for accepting deferred payment.

         (d) Disposition by Company. If the Shareholders (i) elect not to purchase the RFR Shares or RFR Assets, or (ii) fail to make a timely delivery of an RFR Notice of Election, then the Company shall have the right to sell all of the RFR Shares and RFR Assets which the Shareholders elected not to purchase or failed to purchase on the same terms and conditions as in the RFR Notice of Sale within thirty (30) days the expiration of the RFR Election Period.



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                                    SECTION 3
                 RESTRICTIONS UPON THE TRANSFER OF THE STOCK OF
                                   THE COMPANY

         (a) Transfer Restricted; Pledges Not Permitted. During the RFR Period, a Shareholder shall not have the right to make any Disposition of Stock except as provided in this Agreement. A Shareholder shall not pledge encumber, or otherwise hypothecate as security of collateral any of its shares unless otherwise permitted, in writing, by the Company.

         (b) Permitted Dispositions. A Shareholder may also transfer Stock to one or more corporations, partnerships or trusts controlled by such Shareholder; provided, however, that the transferor shall have obtained the written agreement of the proposed transferee, that such transferee will be bound by, and the Stock proposed to be transferred will be subject to, this Agreement. For purposes of this Agreement, control means, in the case of a corporation or partnership, ownership of not less than 50% of the vote or value of interests in such corporation or partnership, and in the case of trusts, ownership of not less than 50% of the actuarial interests in such trust. The term Disposition and Permitted Dispositions shall include transfers of interests of entities to which Shares have been transferred by the Shareholder (or subsequent shareholders).

         (c) Consent of Shareholders. A Shareholder may make a Disposition to which the Company consents in writing; provided, however, that the transferor shall have obtained the written agreement of the proposed transferee, that such transferee will be bound by, and the Stock proposed to be transferred will be subject to, this Agreement.

         (d) Right of First Offer. Except as otherwise hereinafter provided, if a Shareholder shall desire to sell all or any portion of his Stock (the "Offered Interest"), Shareholder (the "Offeror" for purposes of this Section 3(d) shall first offer to sell the Offered Interest to the Non-Selling Shareholder (the "Offeree") for purposes of this Section 3 (d) by delivering to the Offeree a written notice of the proposed transfer. Such notice shall state the Stock offered and the price and terms upon which the Offered Interest is proposed to be transferred. The Offeree shall have the right to elect within sixty (60) days thereafter to purchase all, but not less than all, of the Offered Interest at the price and upon the terms and conditions contained in such offer by giving notice to the Offeror within the sixty (60) day period. The transfer of an interest pursuant to this Section 3 (d) shall occur on a date agreed upon by Offeror and Offeree but in no event greater ninety (90) days from the election to purchase, subject to a single extension of up to thirty (30) days (the "Closing Date"). Any attempted conditional or partial acceptance of the offer by the Offeree shall constitute a rejection.

                  (i) If the Offeree does not elect to purchase all of the Offered Interest within the aforesaid period, or, if after accepting such offer, the Offeree fails to purchase all of the Offered Interest in accordance herewith, then, subject to the provisions of this Agreement, Offeror shall be free to transfer all of the Offered Interest to any party; provided, however, that such party shall be subject to the Company's prior approval, at not less than the price and on the same terms and conditions (a) within thirty (30) days from the failure of the Offeree, after having



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elected to acquire the Offered Interest, to make such purchase of the Offered
Interest on the Closing Date, or (b) within 60 days of the earlier of either
(aa) the expiration of the period within which the Offeree may elect to purchase the Offered Interest (assuming the Offeree has not formally rejected such offer) or (bb) the giving of written notice by the Offeree that it does not elect to purchase all of the Offered Interest. Promptly after the execution of any contract for the transfer of the Offered Interest, the Offeror shall deliver to the Offeree a true and complete copy of such contract and all amendments thereto, and such other information relating to the contract and the proposed purchaser as the Offeree may reasonably request. Upon receipt of such information the Offeree shall have an additional right, for the limited period of ten (10) days, to elect to acquire the Offered Interest on the terms set forth in such contract and in accordance with the procedure for electing and closing which is set forth in Section 3(d)(i), above. Upon the consummation of the transfer of the Offered Interest to the proposed third party purchaser, the Offeror shall notify the Offeree thereof in writing, certifying the price and terms and conditions upon which such transfer was made.

                  (ii) If the Offeror does not transfer all of the Offered Interest within the periods specified in Section 3(d)(i), then the rights of the Offeree under this Section 2(d)(ii) shall be fully restored and reinstated as if such offer had never been made; provided, however, that the periods for sale of the Offered Interest set forth in Section 2(d)(ii) shall be extended during any period in which such sale is not completed as a result of an act of God, war, emergencies or other force majeure of which the Offeree receives written notice from the Offeror.

         (e) Transferee Bound by Agreement. If all or any part of a Shareholder's Stock has been transferred to a transferee, such transferee: (i) shall take and hold the Stock subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Shareholder from whom such Stock was acquired; and (ii) shall observe and comply with this Agreement and with all such obligations and restrictions including, without limitation, the obligation to retransfer the Stock to the Company and/or other shareholders as set forth herein.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

         Each of the parties hereby represent and warrant to the other as follows:

         (a) Each party hereto is authorized to enter into, execute and deliver this Agreement; and

         (b) The execution and delivery of this Agreement by each party and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or result in the breach of any of the terms, conditions, or provisions of or constitute a default under: (i) the Articles of Incorporation of such party, or any agreement, indenture or instrument to which such party is a party; (ii) any judgment, decree, order, obligation, or award of any court, governmental body, or arbitrator applicable to such party; or (iii) any law, rule, regulation, license, or permit applicable to such party.


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                                    SECTION 5
                                  MISCELLANEOUS

         (a)      Termination.  This Agreement shall terminate:

                  (i) If all Stock of the Company is owned by any one (1) Shareholder; or

                  (ii) If the Company is adjudicated a bankrupt, the Company executes an assignment for benefit of creditors, a receiver is appointed for the Company or the Company voluntarily or involuntarily dissolves; or

                  (iii) If all Shareholders agree to terminate this Agreement;

         (b) Amendment. This Agreement may not be amended or terminated orally, and no amendment, termination or attempted waiver shall be valid unless in writing and signed by the party sought to be bound.

         (c) Notice. Any and all notices, designations, consents, offers, acceptances or any other communication under this Agreement shall be given in writing and delivered by personal delivery, overnight courier, or by certified mail, return receipt requested, postage and charges prepaid, which shall be addressed, in the case of the Company, to its principal office, in the case of any Shareholder, to the last address appearing on the stock books of the Company or to such other address as may be designated. Notices delivered in person shall be effective and deemed received on the date of delivery. Notices sent by mail shall be effective and deemed received upon the date of actual receipt.

         (d) Remedies. Stock subject to this Agreement is not readily marketable, and, for that reason and other reasons, the parties will be irreparably damaged if this Agreement is not specifically enforced. In this regard, the parties declare that it is impossible to measure in money the damages that will accrue to a person having rights under this Agreement by reason of a failure of another to perform any obligation under this Agreement. Therefore, this Agreement shall be enforceable by specific performance or other equitable remedy cumulative with and not exclusive of any other remedy. If any person shall institute any action or proceeding to enforce the provisions of this Agreement, any person subject to this Agreement against whom such action or proceeding is brought hereby waives the claim or defense that the person instituting the action or proceeding has an adequate remedy at law, and no person shall in any action or proceeding put forward the claim or defense that an adequate remedy at law exists. Should any dispute concerning the transfer of Stock arise under this Agreement, an injunction may be issued restraining the transfer of such Stock pending the determination of such dispute.

         (e) Applicable Law and Venue. This Agreement has been negotiated and executed in the State of Florida, and this Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof. . In the event of any dispute arising out of or relating to this Agreement, such dispute shall be settled by arbitration in Miami-Dade County, Florida in accordance with the rules then obtaining of the


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American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof; provided, however, that the provisions of this Sub-Section (e) shall in no way limit or impair the rights of the parties to avail themselves of the remedies provided for in Sub-Section (d) of this Agreement.

         (f) Effect of Dispute/Attorneys' Fees and Costs. Any party to this Agreement who challenges the effect or validity of a material term of this Agreement before any court in any jurisdiction shall, if such challenge is unsuccessful, be liable to every other party hereto for the amount of reasonable attorneys' fees and costs incurred by the other party in defending against or answering such challenge.

         (g) Captions. Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

         (h) Counterparts. This Agreement may be executed simultaneously in four or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         (i) Further Acts. Each party agrees to perform any further acts and to execute and deliver any instruments or documents that may be necessary or reasonably deemed advisable to carry out the purposes of this Agreement.

         (j) Gender. Where the context so requires, the masculine gender shall be construed to include the female, a corporation, a trust, or other entity, and the singular shall be construed to include the plural and the plural the singular.

         (k) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Shareholders, their respective heirs, successors, successors-in-title, legal representatives and lawful assigns. No party shall have the right to assign this Agreement, or any interest under this Agreement, without the prior written consent of the other parties. Notwithstanding anything to the contrary contained in this Agreement, no attempted Disposition of Stock shall be valid unless and until the acquirer of such interest agrees in writing to accept and be bound by all the terms and conditions of this Agreement, in which case all such terms and conditions shall inure to the benefit of and be binding upon such acquirer, his successors, personal representatives, heirs and permitted assigns to the same extent as if such acquirer had originally been a party to this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Shareholders'
Agreement, under seal, on the date and at the place first above written.





NEWCOURT HOLDINGS, INC.


/s/ Jerrold Brooks
-----------------------------------
Name: Jerrold Brooks
Title: Executive Vice President


/s/ McIvan A. Jarrett
-----------------------------------
McIvan A. Jarrett


/s/ Ronald LaPrade
-----------------------------------
Ronald LaPrade






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